UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2020

KURA SUSHI USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39012	26-3808434
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17932 Sky Park Circle, Suite H Irvine, California 92614	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (657) 333-4100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KRUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Manabu Kamei from the Board of Directors and as Chief Operating Officer; Appointment of Hajime Uba as interim Chief Operating Officer

On August 26, 2020, in conjunction with the end of Mr. Manabu Kamei’s temporary assignment to Kura Sushi USA, Inc. (“the Company”) by Kura Sushi, Inc., the holder of a majority of the Company’s capital stock, Mr. Kamei submitted to the Company’s board of directors (“Board”) notice of his resignation from his positions as a director and Chief Operating Officer of the Company, effective as of the same date.  His resignation did not result from any disagreement with the Company or its management on its operations, policies or practices.

On August 27, 2020, the Board appointed Mr. Hajime Uba, Chief Executive Officer of the Company, to also serve as the interim Chief Operating Officer in addition to his role as Chief Executive Officer, effective as of August 26, 2020.

Appointment of Hiroyuki Okamoto to the Board of Directors

On August 27, 2020, the Board appointed Mr. Hiroyuki Okamoto, Chief Communications Officer of Kura Sushi, Inc., as a member of the Board to replace Mr. Kamei’s vacated seat. Mr. Okamoto will commence his service on the Board effective as of September 1, 2020 and shall continue to serve in such capacity until the Company’s next annual meeting of stockholders following the fiscal year ended August 31, 2020, or until his successor has been duly elected and qualified.

There are no arrangements or understandings between Mr. Okamoto and any other person pursuant to which Mr. Okamoto was selected as a director of the Company, and there is no family relationship between Mr. Okamoto and any of the Company’s other directors or executive officers. There are also no related party transactions between either of Mr. Okamoto and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Okamoto will be entitled to compensation and benefits as a director, which include an annual retainer of $40,000, comprised of $20,000 payable in cash and $20,000 payable in the form of Company stock options for shares of the Company’s Class A common stock, granted under the Company’s 2018 Stock Incentive Plan, which options will vest in equal quarterly installments over the one-year period following the grant date. In connection with his appointment, Mr. Okamoto and the Company will enter into the Company’s standard indemnification agreement, the form of which was previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURA SUSHI USA, INC.

Date: September 1, 2020	By:	/s/ Hajime Uba
Name: Hajime Uba
Title: Chairman, President and CEO